UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2010

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Extension of Maturity of Convertible Debentures

On February 23, 2007, Apollo Gold Corporation (the “Company”) concluded a private placement pursuant to which it sold US$8,580,000 aggregate principal amount of convertible debentures due February 23, 2009 (the “Convertible Debentures”).  As originally issued, each US$1,000 principal amount of the Convertible Debentures was convertible at the option of the holder into 2,000 of the Company’s common shares, at any time until February 23, 2009.  Additionally, each US$1,000 principal amount of the Convertible Debentures included 2,000 common share purchase warrants entitling the holder thereof to purchase one of the Company’s common shares at an exercise price of US$0.50 per share, which such warrants originally expired on February 23, 2009 (the “Warrants”).  The Company filed a Form 8-K with the Securities and Exchange Commission (“SEC”) on February 26, 2007 disclosing the terms of the Convertible Debentures, the Warrants and the private placement pursuant to which such securities were issued.

On February 16, 2009, the Company and RAB Special Situations (Master) Fund Limited (”RAB”), which owns US$4,290,000 aggregate principal amount of Convertible Debentures and 8,580,000 Warrants, entered into an agreement (the “First Amending Agreement”) pursuant to which RAB agreed to extend the maturity date of its Convertible Debentures to February 23, 2010 (the “RAB Convertible Debentures”).  In consideration for the foregoing, the Company (i) issued 2,000,000 common shares of the Company to RAB, (ii) extended the maturity date of the Warrants issued to RAB to February 23, 2010 (the “RAB Warrants”) and (iii) reduced the exercise price of the RAB Warrants from US$0.50 to US$0.25. The Company filed a Form 8-K with the SEC on February 19, 2009 disclosing the terms of the First Amending Agreement.

On February 23, 2010, the Company entered into a second agreement with RAB (the “Second Amending Agreement”) to amend the terms of the RAB Convertible Debentures and the RAB Warrants and, on February 26, 2010, the Company and RAB entered into an agreement that amended and replaced in its entirety the Second Amending Agreement (the “Third Amending Agreement”).  Pursuant to the Third Amending Agreement, RAB agreed to further extend the maturity date of the RAB Convertible Debentures to August 23, 2010 and in consideration therefor, the Company agreed to repay the US$772,200 of accrued interest through February 23, 2010 on the RAB Convertible Debentures in cash and agreed to issue to RAB (i) 800,000 common shares of the Company and (ii) 2,145,000 common share purchase warrants (the “New Warrants”), which New Warrants entitle RAB to purchase one of the Company’s common shares at an exercise price of US$0.50 per share at any time before 5:00 p.m. (Toronto time) on February 23, 2011.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amending Agreement, dated February 23, 2010, between the Company and RAB, the Third Amending Agreement, dated February 26, 2010, between the Company and RAB and the Form of New Warrant, dated February 26, 2010, between the Company and RAB which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference herein.

Deferral of Payments under Black Fox Project Facility

On September 29, 2009, the Company entered into an agreement with RMB Australia Holdings Limited (“RMB”), Macquarie Bank Limited (“Macquarie” and, together with RMB, the “Financiers”) and RMB Resources Inc. pursuant to which the Financiers agreed to defer the first scheduled repayment of $9,300,000 due on September 30, 2009 (the “First Repayment”) under the $70,000,000 project finance facility between the Company and the Financiers entered into on February 20, 2009 (the “Project Facility”) and the requirement to fund the associated Debt Service Reserve Account (the “Funding Obligation”) also due on September 30, 2009, which, in accordance with the terms of the Project Facility, requires a reserve amount equal to, at all times after initial funding, the greater of $5,000,000 or the aggregate repayment amount due on the next repayment date (the “First Deferral”).  The First Deferral deferred satisfaction of these obligations until the earlier to occur of (i) the completion of the Financiers’ technical review process of the Black Fox mine and (ii) December 31, 2009.  The Company filed a Form 8-K with the SEC on October 2, 2009 disclosing the terms of the First Deferral.

On December 30, 2009, the Company entered into a second agreement with the Financiers pursuant to which the Financiers agreed to further defer the First Repayment and the Funding Obligation, and to defer the second scheduled repayment of $6,000,000 due on December 31, 2009 (the “Second Repayment”), in each case, until the earlier to occur of (i) the completion of the Financiers’ technical review process of the Black Fox mine and (ii) February 28, 2010 (the “Second Deferral”).  The Company filed a Form 8-K with the SEC on January 6, 2010 disclosing the terms of the Second Deferral.

On February 25, 2010, the Company entered into a third agreement with the Financiers pursuant to which the Financiers agreed to further defer the First Repayment, the Funding Obligation, and the Second Repayment, in each case, until the earlier to occur of (i) the completion of the Financiers’ technical review process of the Black Fox mine and (ii) March 31, 2010.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, dated February 25, 2010, between the Company, the Financiers and RMB Resources Inc. which is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit No.	Description
10.1	Second Amending Agreement, dated February 23, 2010, between the Company and RAB
10.2	Third Amending Agreement, dated February 26, 2010, between the Company and RAB
10.3	Form of New Warrant, dated February 26, 2010, between the Company and RAB
10.4	Agreement, dated February 25, 2010, between the Company, the Financiers and RMB Resources Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 26, 2010

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams
Chief Financial Officer and Senior Vice President - Finance and Corporate Development